FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


       Date of Report (Date of earliest event reported): February 24, 2004



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              911 E. Colorado Blvd. Third Floor Pasadena, CA 91106
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437




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Item 1.           Changes in Control of Registrant

                  None


Item 2.           Acquisition or Disposition of Assets

                  On February 6, 2004,  The  Hartcourt  Companies,  Inc., a Utah
                  Corporation (Registrant), signed a definitive agreement to purchase 51% percent of Shanghai Computer ServiceNet Co., Ltd ("ServiceNet"). The purchase price for 51 percent of ServiceNet is 21 Million RMB (US$2.5 Million) payable in 3,576,751 restricted common shares of Hartcourt, calculated at US$0.61 a share, and an investment of 3 Million RMB (US$364,000) into ServiceNet to strengthen its growth.

                  Established in 2000, ServiceNet provides a wide range of IT services to several multinational IT companies, such as HP, Dell, Philips, Toshiba, Sony, Samsung, Seagate, etc. The types of services include Authorized Service Center, On-site Services, Hardware Support, System Maintenance, RMA management, and FA Testing. It also provides IT outsourcing services to multinational companies operating in China such as BAT and Ericsson. Its service network covers 15 major cities in China, including Shanghai, Guangzhou, Xiamen, Hangzhou, Xi'an, Shenzhen, and Kunming, etc.

Item 3.           Bankruptcy or Receivership

                  None

Item 4.           Changes in Registrant's Certifying Accountant

                  None

Item 5.           Other Events

                  None

Item 6.           Resignation of Registrant's Directors

                  None

Item 7.           Financial Statements and Exhibits

                  The unaudited pro forma condensed financial statements will be filed at a later date.

Item 8.           Change in Fiscal Year

                  None



                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE HARTCOURT COMPANIES INC.



Dated: February 24, 2004                        By: /s/ David Chen
                                                ------------------
                                                David Chen
                                                Chief Executive Officer